                                BOOKS AND RECORDS

                LINCOLN LIFE & ANNUITY VARIABLE ANNUITY ACCOUNT L

          RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

         Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having
               Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's reports relating thereto.

LN-RECORD                  LOCATION             PERSON TO CONTACT            RETENTION
---------                  --------             -----------------            ---------
Annual Reports             Finance               Eric Jones                  Permanently, the first two
To Shareholders                                                              years in an easily accessible
                                                                             place

Semi-Annual                Finance               Eric Jones                  Permanently, the first two
Reports                                                                      years in an easily accessible
                                                                             place

Form N-SAR                 Finance               Eric Jones                  Permanently, the first two
                                                                             years in an easily accessible
                                                                             place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

TYPE OF RECORD
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS
----------------------------

Daily reports             CSRM (Portland)          Roberta Tielinen               Permanently, the first two
of securities                                                                     years in an easily accessible
transactions              Finance                  Eric Jones                     place


PORTFOLIO SECURITIES
--------------------

C-Port Purchase/          Finance                  Eric Jones                     Permanently, the first two
Sales Reports                                                                     years in an easily accessible
                                                                                  place

LN-RECORD                 LOCATION                 PERSON TO CONTACT              RETENTION
---------                 --------                 -----------------              ---------


RECEIPTS AND DELIVERIES OF SECURITIES (UNITS)
---------------------------------------------

Not Applicable.

PORTFOLIO SECURITIES
--------------------

Not Applicable.

RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS
---------------------------------------------------------------
Daily Journals            CSRM (Portland)          Roberta Tielinen              Permanently, the first two
                          Finance                  Eric Jones                    years in an easily accessible
                                                                                 place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

       (i) Separate ledger accounts (or other records) reflecting the following:

       (a) Securities in transfer;

       (b) Securities in physical possession;

       (c) Securities borrowed and securities loaned;

       (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);

       (e) Dividends and interest received;

       (f) Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

GENERAL LEDGER
--------------

LNL trial        Finance    Eric Jones    Permanently, the first two
Balance (5000                             years in an easily accessible
series)                                   place

SECURITIES IN TRANSFER
----------------------

Not Applicable.

SECURITIES IN PHYSICAL POSSESSION
---------------------------------

Not Applicable.

SECURITIES BORROWED AND LOANED
------------------------------

Not Applicable.

MONIES BORROWED AND LOANED
--------------------------

Not Applicable.

DIVIDENDS AND INTEREST RECEIVED
-------------------------------


LNL Trial               Finance            Eric Jones        Permanently, the first two
Balance (5000                                                years in an easily accessible
series)                                                      place

LN-RECORD               LOCATION       PERSON TO CONTACT     RETENTION

DIVIDENDS RECEIVABLE AND INTEREST ACCRUED
-----------------------------------------
LNL Trial               Finance        Eric Jones            Permanently, the first two
Balance (5000                                                years in an easily accessible
series)                                                      place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY
------------------------------------------
Daily Report            Finance        Eric Jones            Permanently, the first two
Of Securities                                                years in an easily accessible
Transactions (Daily                                          place
Trade File)

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Not Applicable.

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. In respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

SHAREHOLDER ACCOUNTS
--------------------
Master file             Finance                  Eric Jones            Permanently, the first two
Record (Daily           CSRM (Portland)          Roberta Tielinen      years in an easily accessible
Trade File & Leg                                                       place
Syst Client Rpt)

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-RECORD               LOCATION       PERSON TO CONTACT     RETENTION
---------               --------       -----------------     ---------

Not Applicable

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

CORPORATE DOCUMENTS
-------------------
Memorandum              Legal          Janet Lindenberg      Permanently, the first two
Establishing SA                                              years in an easily accessible
                                                             place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

ORDER TICKETS
-------------
UIT applica-            CSRM (Portland)          Roberta Tielinen      Six years, the first two
tions and               Finance                  Eric Jones            years in an easily accessible
daily reports                                                          place
of securities
transactions

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

COMMERCIAL PAPER
----------------

Not Applicable.

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

RECORD OF PUTS, CALLS, SPREADS, ETC.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

LN-RECORD               LOCATION       PERSON TO CONTACT          RETENTION
---------               --------       -----------------          ---------

TRIAL BALANCE
-------------

LNL Trial               Finance        Eric Jones                 Permanently, the first two
Balance (5000                                                     years in an easily accessible
series)                                                           place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Not Applicable.

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Advisory            Legal     Products and Distribution,    Six years, the first two
Agreements                    LNL Law Division              years in an easily accessible
                                                            place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence          CSRM (Portland)          Roberta Tielinen      Six years, the first two
                                                                       years in an easily accessible
                                                                       place

LN-RECORD               LOCATION                 PERSON TO CONTACT          RETENTION


Proxy Statements        CSRM (Portland)          Roberta Tielinen           Six years, the first two
and Proxy Cards                                                             years in an easily accessible
                                                                            place

Pricing Sheets          Finance                  Eric Jones                 Permanently, the first two
                                                                            years in an easily accessible
                                                                            place

Bank Statements         Treasurers               Rusty Summers              Six  years,   the  first  two
years                                                                       in an easily accessible place




                              March 16, 2001